Exhibit 99.1

Innodata Reports Record Second Quarter 2026 Results

•	Revenue Up 58% Year-Over-Year, Beats Consensus by 7%
•	Adjusted EBITDA of $25.4 Million, Beats Consensus by 50%
•	Adjusted Gross Margin Expands to 49%
•	Announces Planned Leadership Transition Effective September 30: Rahul Singhal to Become President and CEO, Jack Abuhoff to Become Executive Chairman

NEW YORK – August 6, 2026 – INNODATA INC. (Nasdaq: INOD) today reported results for the second quarter ended June 30, 2026.

•	Revenue of $92.1 million, representing 58% year-over-year revenue growth.

•	Adjusted Gross Profit of $45.4 million, representing Adjusted Gross Margin of 49%.*

•	Adjusted EBITDA of $25.4 million, or 27.5% of revenue, an increase of $12.1 million from $13.2 million in the same period last year.*

•	Net income of $14.4 million, or $0.43 per basic share and $0.41 per diluted share for the three-month period ended June 30, 2026, compared to net income of $7.2 million, or $0.23 per basic share and $0.20 per diluted share, in the same period last year.

•	Cash, cash equivalents and short-term investments of $250.4 million as of June 30, 2026, an increase of $168.2 million from $82.2 million as of December 31, 2025. Cash as of June 30, 2026 includes customer prepayments related to pass-through costs; net of these prepayments, cash was approximately $134 million as of June 30, 2026.

* Adjusted Gross Profit, Adjusted Gross Margin, and Adjusted EBITDA are non-GAAP financial measures and are defined below.

Jack Abuhoff, CEO, said, “Q2 was another record quarter for Innodata - and another across-the-board beat. Revenue, Adjusted Gross Profit, Adjusted EBITDA, and cash all reached new highs, and we exceeded analyst consensus on every key metric. Revenue of $92.1 million grew 58% year-over-year while Adjusted EBITDA grew 92% - operating leverage by definition. This was our 12th consecutive quarter of year-over-year growth, and, as in Q1, our quarterly revenue exceeded our annual revenue of just three years ago. Adjusted Gross Margin of 49% now stands nine points above our publicly stated 40% target, driven by mix: off-the-shelf datasets, where we retain intellectual property and monetize the same asset across multiple customers, as well as high-value pre-training programs. Once again, we delivered growth, margin expansion, and cash generation together - while investing in innovation that converts to revenue within quarters, not years. That is the business model working as designed.

“The diversification we planned for has now been delivered. In Q2, our largest customer represented 37% of revenue, down from 56% in Q1, while the Big Tech customer we announced last quarter scaled from 17% of revenue to 34%. While our largest customer contributed less revenue in Q2 than in Q1, we continue to forecast it to grow year-over-year for the full year. We also landed an important new customer in the quarter, one of the fastest-scaling frontier labs. Our base continues to broaden, in both customers and customer programs.

“We are reiterating our full-year 2026 revenue growth guidance of 40% or more year-over-year. There are large potential programs from both new and anticipated customers - likely wins, in our judgment - that are not factored into our 40% number. Once their scope and timing are finalized, we will include them and update guidance accordingly.

“Our growth is increasingly research driven. Through our research efforts, we have established an early position in agentic reinforcement learning, one of the most important frontiers in AI development, winning a significant new program with our largest customer covering personalization of long-horizon agents - now scaling - and a second program covering reinforcement-learning environments for computer-use agentic tasks. We released two public benchmarks designed to surface the failure modes that standard leaderboards miss as well as the first stage of our AI Cyber Training Suite - twelve datasets and evaluation systems that train AI coding agents to write secure code and repair vulnerabilities. We also ran successful egocentric data-collection pilots with leading robotics companies and shifted our data-collection practice from individual pilots to scoping enterprise-scale, multi-modal programs.”

A Planned Leadership Transition

Innodata also announced today a planned leadership transition. Effective September 30, 2026, Rahul Singhal will become President and Chief Executive Officer of Innodata and will join the Company’s Board of Directors, and Jack Abuhoff, the Company’s founder and CEO, will transition into the role of Executive Chairman.

“This is a planned transition, made from a position of strength,” said Abuhoff. “Rahul has been a principal architect of Innodata’s transformation into a strategic partner to the world’s leading AI builders. He knows our customers, he knows our technology, and he knows our people - and he has been central to every element of the strategy behind the results you have seen quarter after quarter. The Board and I didn’t have to look far for the right leader. Rahul earned this role – taking on expanding responsibility year after year and delivering every time. As Executive Chairman, I will remain deeply engaged, focused on partnering with Rahul to build capabilities enabled by our research team. Bringing these capabilities to the federal government and to the enterprise, I believe, is where I can best contribute to creating significant shareholder value, and as one of the company's largest shareholders, that is exactly what I want to be doing. Our work with the Mag 7 and the leading AI labs is on a firm path to greater heights and greater diversification. Our Enterprise AI and Federal strategies - built on the differentiated technology we develop for the frontier labs - represent opportunities for potentially driving high quality recurring revenue that results in significant value creation.”

Rahul Singhal, incoming President and Chief Executive Officer, said, “I am truly honored by the confidence Jack and the Board have placed in me, and I intend to repay it with results. Innodata has extraordinary momentum, an extraordinary team, and an extraordinary opportunity in front of it. I intend to build on all three. Research and innovation have become our growth engine - the means by which we differentiate, expand existing partnerships, and forge new customer relationships across the full model training lifecycle, from pre-training and post-training to model evaluation and benchmarking.”

The Company also recently announced that Jayant Chauhan has joined Innodata as Chief Financial Officer, with Mariz Espineli stepping into the role of Chief Accounting Officer. Beyond the traditional CFO mandate, Jayant will work strategically on capital allocation and capital markets, customer partnerships, M&A, and investor communications.

Abuhoff concluded, “We are confident that 2026 will be a tremendous year for Innodata and its shareholders, and we are excited about the opportunities that lie ahead in 2027 and beyond.”

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 5:00 PM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

(+1) 800 715 9871	North America, Toll Free
(+44) 800 358 0970	United Kingdom
(+1) 646 307 1963	International
Participant Access Code	3150581

For Replay:

(+1) 800 770 2030	North America-Toll Free
(+44) 203 433 3849	United Kingdom
(+1) 609 800 9909	International
Replay ID	3150581#

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/. Please note that the Webcast feature will be in listen-only mode.

Call-in replay will be available for seven days following the conference call, and Webcast replay will be available for 30 days following the conference call, at the Investor Relations section of Innodata’s website at https://investor.innodata.com/events-and-presentations/.

About Innodata

Innodata (Nasdaq: INOD) is a global data engineering company. We believe that data and Artificial Intelligence (AI) are inextricably linked. Our mission is to enable the responsible advancement of artificial intelligence by providing the data, evaluation frameworks, and human expertise required to build AI systems that can be trusted at scale. We provide a range of transferable solutions, platforms, and services for Generative AI / AI builders and adopters. In every relationship, we honor our 36+ year legacy delivering the highest quality data and outstanding outcomes for our customers.

Visit www.innodata.com to learn more.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These forward-looking statements include, without limitation, statements concerning our operations, economic performance, financial condition, developmental program expansion and position in the AI services market. Words such as “project,” “forecast,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “guide,” “predict,” “likely,” “estimate,” “plan,” “potential,” “possible,” “promises,” or the negatives thereof, and other similar expressions generally identify forward-looking statements.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including, without limitation, impacts resulting from ongoing geopolitical conflicts; anticipated and actual use cases and outcomes; investments in large language models; that contracts may be terminated by customers; projected or committed volumes of work may not materialize; pipeline opportunities and customer discussions which may not materialize into work or expected volumes of work; the likelihood of continued development of the AI markets, particularly new and emerging markets, that our services support; the ability and willingness of our customers and prospective customers to execute business plans that give rise to requirements for our services; continuing reliance on project-based work and the primarily at-will nature of such contracts and the ability of these customers to reduce, delay or cancel projects; potential inability to replace projects that are completed, canceled or reduced; revenue concentration among a limited number of customers; our dependency on third-party providers and partners; our ability to achieve revenue and growth targets; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; a continued downturn in or depressed market conditions; changes in external market factors; the potential effects of U.S. global trade and monetary policy, including the interest rate policies of the Federal Reserve; changes in our business or growth strategy; the emergence of new, or growth in existing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Our actual results could differ materially from the results referred to in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other parts of our Annual Report on Form 10-K, filed with the SEC on February 26, 2026, and in our other filings that we may make with the SEC. In light of these risks and uncertainties, there can be no assurance that the results referred to in any forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date hereof.

We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the U.S. federal securities laws.

Company Contact

Aneesh Pendharkar

investor@innodata.com

(201) 371-8000

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with U.S. GAAP (“GAAP”), we provide certain non-GAAP financial information. We believe that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results. In some respects, management believes non-GAAP financial measures are more indicative of our ongoing core operating performance than their GAAP equivalents by making adjustments that management believes are reflective of the ongoing performance of the business.

We believe that the presentation of this non-GAAP financial information provides investors a more complete understanding of our financial performance, competitive position, and prospects for the future, particularly by providing the same information that management and our Board of Directors use to evaluate our performance and manage the business. However, the non-GAAP financial measures presented in this press release have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures that we present may differ from similar non-GAAP financial measures used by other companies.

Adjusted Gross Profit and Adjusted Gross Margin

We define Adjusted Gross Profit as revenues less direct operating costs attributable to Innodata Inc. and its subsidiaries in accordance with GAAP, plus depreciation and amortization of intangible assets, stock-based compensation and other one-time costs included within direct operating cost.

We define Adjusted Gross Margin by dividing Adjusted Gross Profit over total GAAP revenues.

We use Adjusted Gross Profit and Adjusted Gross Margin to evaluate results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP measure is included in the tables that accompany this release.

Adjusted EBITDA

We define Adjusted EBITDA as net income attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before interest expense, income taxes, depreciation and amortization of intangible assets (which derives EBITDA), plus additional adjustments for loss on impairment of intangible assets and goodwill, stock-based compensation, income attributable to non-controlling interests and other one-time costs.

We use Adjusted EBITDA to evaluate core results of operations and trends between fiscal periods and believe that these measures are important components of our internal performance measurement process.

A reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure is included in the tables that accompany this release.

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$92,142	$58,393	$182,238	$116,737

Operating costs and expenses:

Direct operating costs	49,682	35,370	99,986	70,462
Selling and administrative expenses	26,600	14,112	49,492	29,092
Interest income, net	(1,695)	(577)	(2,137)	(704)
	74,587	48,905	147,341	98,850
Income before provision for income taxes	17,555	9,488	34,897	17,887
Provision for income taxes	3,143	2,269	5,587	2,881
Consolidated net income	14,412	7,219	29,310	15,006
Income attributable to non-controlling interests	-	-	-	-
Net income attributable to Innodata Inc. and Subsidiaries	$14,412	$7,219	$29,310	$15,006

Income per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.43	$0.23	$0.89	$0.47
Diluted	$0.41	$0.20	$0.86	$0.43
Weighted average shares outstanding:
Basic	33,468	31,785	33,044	31,609
Diluted	34,771	35,301	34,268	35,120

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$240,278	$82,216
Short term investments	10,093	14
Accounts receivable, net	47,560	46,510
Prepaid expenses and other current assets	22,833	6,654
Total current assets	320,764	135,394
Property and equipment, net	8,392	7,966
Right-of-use asset, net	3,571	4,094
Other assets	3,206	1,648
Deferred income taxes, net	4,515	3,429
Intangibles, net	14,189	13,983
Goodwill	2,036	2,079
Total assets	$356,673	$168,593

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$53,039	$9,615
Advances from customers	66,962	1,812
Accrued expenses and other liabilities	36,346	7,800
Accrued salaries, wages and related benefits	15,568	16,480
Deferred revenues	6,246	7,493
Income and other taxes	3,900	4,471
Long-term obligations - current portion	2,255	1,659
Operating lease liability - current portion	1,287	1,202
Total current liabilities	185,603	50,532
Deferred income taxes, net	47	146
Long-term obligations, net of current portion	8,944	7,625
Operating lease liability, net of current portion	2,545	3,228
Total liabilities	197,139	61,531
STOCKHOLDERS' EQUITY	159,534	107,062
Total liabilities and stockholders’ equity	$356,673	$168,593

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$29,310	$15,006
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Stock-based compensation	13,104	5,602
Depreciation and amortization	4,475	3,164
Deferred income taxes, net	(1,175)	1,355
Pension cost	818	672
Loss on lease termination
Changes in operating assets and liabilities:
Accounts receivable	(1,228)	(5,716)
Prepaid expenses and other current assets	(15,384)	(387)
Other assets	236	(76)
Accounts payable, accrued expenses and other	135,827	(1,499)
Accrued salaries, wages and related benefits	(894)	(1,490)
Income and other taxes	(532)	(1,529)
Pension benefit payments	(116)	(112)
Net cash provided by operating activities	164,441	14,990

Cash flows from investing activities:
Capital expenditures	(5,309)	(4,058)
Purchase of short term investments	(10,079)	-
Net cash used in investing activities	(15,388)	(4,058)

Cash flows from financing activities:
Proceeds from exercise of stock options	10,904	1,468
Withholding taxes on net settlement of restricted stock units	(62)	-
Payment of long-term obligations	(877)	(117)
Net cash provided by financing activities	9,965	1,351

Effect of exchange rate changes on cash and cash equivalents	(956)	612

Net increase in cash and cash equivalents	158,062	12,895

Cash and cash equivalents, beginning of period	82,216	46,897

Cash and cash equivalents, end of period	$240,278	$59,792

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Gross Profit attributable to Innodata Inc. and Subsidiaries	$42,460	$23,023	$82,252	$46,275
Depreciation and amortization	2,242	1,583	4,361	3,127
Stock-based compensation	681	441	1,345	868
Adjusted Gross Profit	$45,383	$25,047	$87,958	$50,270

Gross Margin	46%	39%	45%	40%
Adjusted Gross Margin	49%	43%	48%	43%

Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net income attributable to Innodata Inc. and Subsidiaries	$14,412	$7,219	$29,310	$15,006
Provision for income taxes	3,143	2,269	5,587	2,881
Interest income, net	(1,695)	(577)	(2,137)	(704)
Depreciation and amortization	2,299	1,602	4,475	3,164
Stock-based compensation	7,196	2,721	13,104	5,602
Adjusted EBITDA	$25,355	$13,234	$50,339	$25,949